Exhibit 99.1

Blue Apron Holdings, Inc. Reports Second Quarter 2018 Results

Key Highlights:

•	Operational efficiencies created through enhanced fulfillment center processes resulted in 400 basis points COGS improvement year-over-year.
•	Net loss increased $1.2 million or 4% year-over-year; adjusted EBITDA improved $6.4 million or 27% year-over-year driven by strong focus on expense management and operational efficiencies.
•	Launched multi-product, multi-channel strategy to serve a variety of consumer behaviors.
•	Strengthened executive team with appointments of Chief Financial Officer and Chief Supply Chain Officer.

New York, NY – August 2, 2018 – Blue Apron Holdings, Inc. (NYSE: APRN) announced today financial results for the quarter ended June 30, 2018.

“As we previously articulated, 2018 is a year of transition and building for the future,” said Brad Dickerson, Chief Executive Officer, Blue Apron Holdings, Inc. “With fulfillment center operations strengthening, we are increasing focus on the priorities we expect will propel revenue performance and return the business to a growth trajectory, including evolving and expanding our product portfolio, enhancing our overall customer experience, and launching our retail and on-demand offerings.”

“We are pleased with our bottom-line performance as we gain additional operational efficiencies and exert financial discipline across the business,” Dickerson continued. “We have an exceptional team in place, which has been further solidified by the recent hires of Tim Bensley as Chief Financial Officer and Alan Blake as Chief Supply Chain Officer, and we are confident that the approach we are taking will build a strong and sustainable business.”

Second Quarter 2018 Financial Results

•

Net revenue decreased 25% year-over-year to $179.6 million in the second quarter of 2018, compared to the second quarter of 2017, driven primarily by a decrease in Customers. Revenue performance was impacted by the Company’s decision late last year to deliberately prioritize operational stability to build the foundation for future growth. The Company is currently in a transition period as it continues to implement its multi-product, multi-channel strategy. Net revenue decreased 9% quarter-over-quarter primarily reflecting seasonal trends in the business.

•

Cost of goods sold, excluding depreciation and amortization (COGS), as a percentage of net revenue, improved 400 basis points year-over-year from 68.7% to 64.7% and improved 110 basis points from the first quarter of 2018. This progress was primarily driven by efficiencies gained in food costs as a result of improved planning and process-driven strategies in fulfillment center operations.

•

Marketing expense was $34.6 million, or 19.3% as a percentage of net revenue, in the second quarter of 2018, compared to $34.5 million, or 14.5% as a percentage of net revenue, in the second quarter of 2017, with an emphasis on online advertising and brand activation investments.

•

Product, technology, general, and administrative (PTG&A) costs decreased 22% year-over-year from $65.7 million in the second quarter of 2017 to $51.1 million in the second quarter of 2018 as the Company focused on expense management and optimization of cost structure.

•

Net loss was $(32.8) million and diluted loss per share was $(0.17) in the second quarter of 2018 based on 192.0 million weighted average common shares outstanding, compared to net loss of $(31.6) million and diluted loss per share of $(0.47) in the second quarter of 2017 based on 67.4 million weighted average common shares outstanding. Sequentially, net loss increased $1.2 million quarter-over-quarter from a net loss of $(31.7) million in the first quarter of 2018.
•

Adjusted EBITDA improved 27% year-over-year to a loss of $(17.5) million in the second quarter of 2018, compared to a loss of $(23.9) million in the second quarter of 2017 reflecting improved expense management and operational efficiencies. Sequentially, adjusted EBITDA loss increased $0.3 million quarter-over-quarter from a loss of $(17.2) million in the first quarter of 2018 reflecting the seasonal cadence in the business.

Key Customer Metrics

•	Customers decreased 24% year-over-year and decreased 9% quarter-over-quarter as the Company progresses through the aforementioned transition period.
•	Average Revenue per Customer was $250 in the second quarter of 2018 compared to $251 in the second quarter of 2017, and $250 in the first quarter of 2018.
•	Key customer metrics included in the chart below reflect trends of the business and seasonality as well as strategic actions by the Company.
	Three Months Ended,
	June 30,	March 31,	June 30,
	2017	2018	2018
Orders (in thousands)	4,033	3,474	3,122
Customers (in thousands)	943	786	717
Average Order Value	$58.81	$56.58	$57.34
Orders per Customer	4.3	4.4	4.4
Average Revenue per Customer	$251	$250	$250

For a description of how Blue Apron defines and uses these key customer metrics, please see “Use of Key Customer Metrics” below.

Liquidity and Capital Resources

•	Cash and cash equivalents was $180.8 million as of June 30, 2018.
•

Capital expenditures, including amounts in accounts payable, totaled $3.9 million for the second quarter of 2018, largely from investments in automation equipment as Blue Apron continued to strategically invest to further drive operational efficiencies. This represents a reduction of $29.7 million in capital expenditures from the second quarter of 2017 following the substantial completion of the Linden fulfillment center.

Conference Call and Webcast

Blue Apron will hold a  call and webcast today at 8:30 a.m., Eastern Time to discuss its second quarter 2018 results and business outlook. The conference call can be accessed by dialing (877) 883-0383 or (412) 902-6506, utilizing the conference ID 7940466.  Alternatively, participants may access the live webcast on Blue Apron’s Investor Relations website at investors.blueapron.com.

A recording of the webcast will also be available on Blue Apron’s Investor Relations website at investors.blueapron.com following the conference call. Additionally, a replay of the conference call can be accessed until Thursday, August 9, 2018 by dialing (877) 344-7529 or (412) 317-0088, utilizing the conference ID 10121661.

About Blue Apron

Blue Apron’s mission is to make incredible home cooking accessible to everyone. Launched in 2012, Blue Apron is reimagining the way that food is produced, distributed, and consumed, and as a result, building a better food system that benefits consumers, food producers, and the planet.  The Company has developed an integrated ecosystem that enables the Company to work in a direct, coordinated manner with farmers and artisans to deliver high-quality products to customers nationwide at compelling values.

Forward Looking Statements

This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. Blue Apron has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, the Company’s anticipated growth strategies; risks associated with its ability to achieve the benefits of the realignment; its ability to achieve future revenue growth and manage future growth effectively; its expectations regarding competition and its ability to effectively compete; its ability to successfully build out and operate its fulfillment centers; its ability to expand its product offerings and distribution channels; its ability to cost-effectively attract new customers, retain existing customers and increase the number of customers it serves; seasonal trends in customer behavior; its expectations regarding, and the stability of, its supply chain; the size and growth of the markets for its product offerings and its ability to serve those markets; federal and state legal and regulatory developments; other anticipated trends and challenges in its business; and other risks described in the Company’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018 to be filed with the SEC and in other filings that Blue Apron may make with the SEC in the future. Blue Apron assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

This press release includes adjusted EBITDA, a non-GAAP financial measure, that is not prepared in accordance with, nor an alternative to, financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly-titled measures presented by other companies.

The Company defines adjusted EBITDA as net earnings (loss) before interest income (expense), net, other operating expense, other income (expense), net, benefit (provision) for income taxes and depreciation and amortization, adjusted to eliminate share-based compensation expense. The Company presents adjusted EBITDA because it is a key measure used by the Company’s management and board of directors to understand and evaluate the Company’s operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the Company believes that the exclusion of certain items in calculating adjusted EBITDA can produce a useful measure for period-to-period comparisons of the Company’s business.  Further, Blue Apron uses adjusted EBITDA to evaluate its operating performance and trends and make planning decisions, and it believes that adjusted EBITDA helps identify underlying trends in its business that could otherwise be masked by the effect of the items that Company excludes. Accordingly, Blue Apron believes that adjusted EBITDA provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of the Company’s past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in its financial and operational decision-making.

There are a number of limitations related to the use of adjusted EBITDA rather than net income (loss), which is the most directly comparable GAAP equivalent. Some of these limitations are:

•

adjusted EBITDA excludes share-based compensation expense, as share-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for the Company’s business and an important part of its compensation strategy;

•	adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future;
•	adjusted EBITDA excludes other income, as other income represents a non-cash fair market value adjustment relating to convertible notes;
•	adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest, which reduces cash available to us;
•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us; and
•	other companies, including companies in the Company’s industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should be considered together with other operating and financial performance measures presented in accordance with GAAP. A reconciliation of adjusted EBITDA to net income (loss), the most directly comparable measure calculated in accordance with GAAP, is set forth below under the heading “Reconciliation of Non-GAAP Financial Measures”.

In addition, the Company will be presenting certain guidance regarding future operating results, including forward-looking non-GAAP measures, on today’s call and webcast. Reconciliations of these forward-looking non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP will be posted on the Company’s investor relations section of its website, located at investors.blueapron.com under “Events and Presentations”.

Use of Key Customer Metrics

This press release includes various key customer metrics that we use to evaluate our business and operations, measure our performance, identify trends affecting our business, project our future performance, and make strategic decisions. You should read these metrics in conjunction with our financial statements. We define and determine our key customer metrics as follows:

Orders

We define Orders as the number of paid orders by our Customers across our meal, wine and market products sold on our e-commerce platforms in any reporting period, inclusive of orders that may have eventually been refunded or credited to customers.

Customers

We determine our number of Customers by counting the total number of individual customers who have paid for at least one Order from Blue Apron across our meal, wine or market products sold on our e-commerce platforms in a given reporting period.

Average Order Value

We define Average Order Value as our net revenue from our meal, wine and market products sold on our e-commerce platforms in a given reporting period divided by the number of Orders in that period.

Orders per Customer

We define Orders per Customer as the number of Orders in a given reporting period divided by the number of Customers in that period.

Average Revenue per Customer

We define Average Revenue per Customer as our net revenue from our meal, wine and market products sold on our e-commerce platforms in a given reporting period divided by the number of Customers in that period.

BLUE APRON HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$180,822	$228,514
Accounts receivable, net	1,619	1,945
Inventories, net	37,194	41,927
Prepaid expenses and other current assets	10,322	7,824
Other receivables	1,516	2,539
Total current assets	231,473	282,749
Restricted cash	1,689	2,371
Property and equipment, net	222,249	230,828
Other noncurrent assets	1,623	1,761
TOTAL ASSETS	$457,034	$517,709
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$27,077	$30,448
Accrued expenses and other current liabilities	38,074	32,615
Deferred revenue	19,333	27,646
Total current liabilities	84,484	90,709
Long-term debt	124,781	124,687
Facility financing obligation	71,553	70,347
Other noncurrent liabilities	7,098	8,116
TOTAL LIABILITIES	287,916	293,859
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	169,118	223,850
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$457,034	$517,709

BLUE APRON HOLDINGS, INC.

Condensed Consolidated Statement of Operations

(In thousands, except share and per-share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net revenue	$179,556	$238,057	$376,246	$482,900
Operating expenses:
Cost of goods sold, excluding depreciation and amortization	116,156	163,520	245,488	332,051
Marketing	34,581	34,519	73,910	95,124
Product, technology, general, and administrative	51,100	65,673	100,588	128,883
Depreciation and amortization	8,685	5,383	17,089	9,563
Total operating expenses	210,522	269,095	437,075	565,621
Income (loss) from operations	(30,966)	(31,038)	(60,829)	(82,721)
Interest income (expense), net	(1,848)	(3,052)	(3,625)	(3,522)
Other income (expense), net	—	2,567	—	2,567
Income (loss) before income taxes	(32,814)	(31,523)	(64,454)	(83,676)
Benefit (provision) for income taxes	(22)	(105)	(47)	(146)
Net income (loss)	$(32,836)	$(31,628)	$(64,501)	$(83,822)

Net income (loss) per share – basic	$(0.17)	$(0.47)	$(0.34)	$(1.25)
Net income (loss) per share – diluted	$(0.17)	$(0.47)	$(0.34)	$(1.25)
Weighted average shares outstanding – basic	192,039,300	67,387,634	191,768,174	67,239,640
Weighted average shares outstanding – diluted	192,039,300	67,387,634	191,768,174	67,239,640

BLUE APRON HOLDINGS, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(64,501)	$(83,822)
Adjustments to reconcile net income (loss) to net cash from (used in) operating activities:
Depreciation and amortization of property and equipment	17,089	9,563
Loss (gain) on disposal of property and equipment	775	23
Changes in reserves and allowances	(132)	552
Share-based compensation	8,986	2,992
Non-cash interest expense	1,300	2,234
Loss (gain) on convertible notes	—	(2,567)
Changes in operating assets and liabilities	(2,120)	334
Net cash from (used in) operating activities	(38,603)	(70,691)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition	(250)	(1,177)
Decrease (increase) in restricted cash	125	1,595
Purchases of property and equipment	(9,652)	(91,754)
Proceeds from sale of property and equipment	684	—
Net cash from (used in) investing activities	(9,093)	(91,336)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from debt issuances	—	144,410
Proceeds from exercise of stock options	152	781
Principal payments on capital lease obligations	(148)	(95)
Payments of public offering costs	—	(2,909)
Net cash from (used in) financing activities	4	142,187
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(47,692)	(19,840)
CASH AND CASH EQUIVALENTS — Beginning of period	228,514	81,468
CASH AND CASH EQUIVALENTS — End of period	$180,822	$61,628

BLUE APRON HOLDINGS, INC.

Reconciliation of Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Reconciliation of net income (loss) to adjusted EBITDA
Net income (loss)	$(32,836)	$(31,665)	$(31,628)
Share-based compensation	4,771	4,215	1,754
Depreciation and amortization	8,685	8,404	5,383
Interest (income) expense, net	1,848	1,777	3,052
Other (income) expense, net	—	—	(2,567)
Provision (benefit) for income taxes	22	25	105
Adjusted EBITDA	$(17,510)	$(17,244)	$(23,901)